UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

IT TECH PACKAGING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IT Tech Packaging, Inc. Reminds Stockholders of Importance of Voting at Annual Meeting of Stockholders to be held on November 12, 2021

- Every stockholder’s vote is important, regardless of the number of shares held

- Every vote counts towards the quorum required to hold the meeting

- Contact Advantage Proxy, Inc. at 1-877-870-8565 or 1-206-870-8565 for Assistance with Voting

PR Newswire -- Baoding, China, November 1, 2021 -- IT Tech Packaging, Inc. (NYSE American: ITP), a leading manufacturer and distributor of diversified paper products in North China, today reminds stockholders that have not yet voted to vote without delay “FOR” the company’s proposals as disclosed in the proxy statement at www.sec.gov. The annual meeting will be held on November 12, 2021 at 10:00 a.m. Beijng Time at ITP’s production base in Wei County, Hebei Province, China. Stockholders of record at the close of business on September 20, 2021 are entitled to receive notice and vote at the annual meeting.

Every stockholder’s vote is important, regardless of the number of shares you hold. Accordingly, IT Tech Packaging, Inc. requests that each stockholder either vote online, by telephone or complete, sign, date and return a proxy card if they have not already done so, to ensure that the stockholder’s shares will be represented at the Meeting.

PLEASE VOTE

YOUR VOTE COUNTS TOWARDS THE QUORUM REQUIREMENT TO HOLD THE MEETING

THE COMPANY CANNOT HOLD THE MEETING IF THE QUORUM REQUIREMENT IS NOT MET

If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, your shares will not be counted for purposes of determining whether a quorum is present at the Meeting. The company is required to hold the annual meeting as part of the NYSE listing requirements. If the Company is unable to achieve a quorum, the meeting will have to be postponed until such time as the Company is able to achieve the required quorum. This increases time and costs and delays satisfying the NYSE listing requirement.

If you have not received a copy of the meeting materials, or need assistance with voting your shares, please contact Advantage Proxy, Inc. toll free at 1-877-870-8565, collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

Additional Information

In connection with the annual meeting, the Company filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2021, a preliminary proxy statement, which is publicly available, and will file with the SEC a definitive proxy statement on or about September 20, 2021 and mail a definitive proxy statement to stockholders on or about September 27, 2021. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS. Upon filing of the definitive proxy statement, stockholders may access the Company’s definitive proxy statement, without charge, at the SEC’s website www.sec.gov. Upon written request to Ms. Sarah Shi, Secretary, IT Tech Packaging, Inc., Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550, we will provide without charge to each person requesting, a copy of our 2020 Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, the definitive proxy statement, as well as our 2020 Annual Report, will be available on our Internet website at www.itpackaging.cn.

About IT Tech Packaging, Inc.

Founded in 1996, IT Tech Packaging, Inc. is a leading manufacturer and distributor of diversified paper products in North China. Using recycled paper as its primary raw material (with the exception of its tissue paper products), ITP produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. With production based in Baoding and Xingtai in North China’s Hebei Province, ITP is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country. ITP has been listed on the NYSE American since December 2009. For more information, please visit: www.itpackaging.cn.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company’s public filings with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

At the Company Email:
ir@itpackaging.cn
Tel: +86 0312 8698215

Investor Relations:
Janice Wang
EverGreen Consulting Inc.
Email: ir@changqingconsulting.com
Phone: +1 571-464-9470 (from U.S.)
+86 13811768559 (from China )

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